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                                                                    EXHIBIT 99.1


[NUMEREX LOGO]                                                      www.nmrx.com
                                                                        Contact:
                                                                  Alan Catherall
                                                                    770-485-2527


                                  PRESS RELEASE


FOR IMMEDIATE RELEASE


     NUMEREX COMPLETES SALE OF DATA1SOURCE TO WIRELESS SERVICES CORPORATION


ATLANTA, SEPTEMBER 16, 2003 - NUMEREX CORP. (NASDAQ:NMRX), today completed the sale of its mobile messaging service bureau, Data1Source LLC, to Wireless Services Corporation (WSC), a Seattle-based developer and provider of value-added data software applications and services for wireless carriers.


Financial terms of the sale were not disclosed, but pursuant to the terms of the agreement, WSC has acquired all of the ownership interest in Data1Source LLC. Numerex will use proceeds from the sale to reduce its debt obligations and for additional working capital. Numerex will provide on-going hosting and engineering support services for at least six months post-closing. Jefferies & Company acted as Numerex's exclusive financial advisor in connection with the sale.


"We are confident that this transaction makes good sense for both companies," said Stratton Nicolaides, Numerex's chairman and CEO. "It allows Numerex to better focus its resources on growing its core wireless telemetry business and places Data1Source in the hands of a group whose focus is wireless messaging and enhanced digital services. We expect that WSC will be able to leverage Data1Source to bring new and valued services to the mobile messaging market and to the Data1Source customer base. We intend to work closely with WSC to ensure a rapid and successful transition."


"We look forward to welcoming Data1Source customers to WSC," said Steve Wood, Wireless Services Corporation's President and CEO. "The Data1Source services are great additions to WSC's product line. This acquisition will allow us to deliver valuable new services to our existing customers and introduce our service offerings into new markets."


ABOUT DATA1SOURCE(TM)

Data1Source(TM) provides a cost-effective means of transporting mobile messaging data over digital wireless data networks. Through a centralized service bureau, the Data1Source(TM) offering provides TDMA, CDMA and GSM wireless data carriers with a broad range of digital mobile

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messaging services including Web-based and e-mail-based text messaging, SMS
Touch-Tone(TM) paging, subscriber-customized Internet content services such as news headlines, ring tones, sports scores, stock quotes, and other customer-specific information.


ABOUT NUMEREX

Numerex (Nasdaq:NMRX) is a technology company comprised of operating subsidiaries that develop and market a wide range of wireless and wireline communications products and services. The Company's primary focus is wireless data communications utilizing proprietary network technologies. Numerex primarily offers products and services in wireless data communications through Cellemetry(R) and Data1Source(TM), and digital multimedia through PowerPlay(TM). These services enable customers around the globe to monitor and move information for a variety of applications from home and business security to distance learning. In addition, the Company offers wireline alarm security products and services, as well as telecommunications network operational support systems. For more information on Numerex, please visit our Web site at: www.nmrx.com.


ABOUT WIRELESS SERVICES CORPORATION

Wireless Services Corporation is the industry's long-standing leader in developing and operating value-added data products for carriers. The company's product line includes SMS and two-way messaging, Inter-Carrier text messaging, messaging client software, Permission based SMS marketing, and support for alternative billing methods. Commercially deployed for over seven years, WSC's products deliver messages to any wireless device -- regardless of the wireless providers' current or future network infrastructure or protocols. Through existing customers, WSC delivered nearly a billion messages worldwide in 2002. The company provides carrier-grade reliability coupled with a full-service, 24x7 operations team. WSC was founded in 1996 and is headquartered in Bellevue, Washington.


Statements contained in this press release concerning Numerex that are not historical fact are "forward-looking" statements and involve important risks and uncertainties. Such risks and uncertainties, which are detailed in Numerex's filings with the Securities and Exchange Commission, could cause Numerex's results to differ materially from current expectations as expressed in this press release.


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